EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 2001 included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 333-08537 and 333-29947 (both filed on Form S-8).

ARTHUR ANDERSEN LLP

San Jose, California
March 30, 2001